Exhibit 99.1

Covidien Reports First-Quarter 2008 Results

•	First-quarter net sales up 9%, led by double-digit increases for Medical Devices and Imaging Solutions

•	First-quarter diluted GAAP earnings per share from continuing operations were $0.89; excluding specified items, adjusted diluted earnings per share from continuing operations were $0.59

•	Retail Products segment, European Incontinence and Specialty Chemicals businesses reported as discontinued operations

HAMILTON, Bermuda – February 7, 2008 – Covidien Ltd. (NYSE: COV; BSX: COV) today reported results for the first quarter of fiscal 2008 (October - December 2007) and announced strategic changes, which resulted in the reclassification of prior periods to account for businesses reported as discontinued operations.

First-quarter net sales rose 9% to $2.3 billion from $2.1 billion a year ago, fueled by strong growth in the Medical Devices and Imaging Solutions business segments. Sales growth was driven by higher volume and new products. Favorable foreign exchange contributed 5 percentage points to the sales increase. International markets, paced by Europe, Other Americas and Asia-Pacific, generated double-digit sales gains.

First-quarter gross margin of 53.5% was up 1.1 percentage points from that of the prior year. This substantial improvement reflected favorable foreign exchange, coupled with higher margin on new products, favorable mix in our established business and cost savings from manufacturing, which more than offset increased costs for raw materials and transportation.

Selling, general and administrative expenses were significantly higher than in the first quarter of last year. The increase was attributable to planned growth in selling and marketing investments, foreign exchange and higher administrative costs, including legal expenses. Research and Development (R&D) expense in the quarter rose sharply from that of a year ago and represented 3.4% of sales, versus 2.8% of sales last year.

For the first quarter, the Company reported operating income of $455 million versus $476 million a year ago. Excluding restructuring and in-process R&D charges, adjusted operating income was $472 million in the first quarter of 2008 versus $500 million in the prior year. First-quarter 2008 adjusted operating income represented 20.4% of sales versus 23.5% of sales in the first quarter of 2007.

Covidien recorded $180 million in Other income in accordance with the Tax Sharing Agreement with Tyco International and Tyco Electronics. The income primarily reflects the increase in amounts due from related parties under the Tax Sharing Agreement resulting from the adoption of FIN 48.

The first-quarter effective tax rate was 24.2%. Excluding the specified items shown in the attached table, the first-quarter tax rate was 31.9%.

First-quarter diluted GAAP earnings per share from continuing operations were $0.89 versus $0.67 in the first quarter last year. First-quarter 2008 included the following items: an increase of $0.34 from the Tax Sharing Agreement and decreases of $0.02 for in-process R&D charges, $0.01 for restructuring charges and $0.01 for other tax matters that affected the effective tax rate. Excluding these items, diluted earnings per share from continuing operations were $0.59.

“We are off to a solid start in fiscal 2008,” said President and Chief Executive Officer Richard J. Meelia. “The first-quarter performance is a clear indication that our new strategy is delivering positive operational results. We are very pleased with the strong top-line growth, especially the outstanding gains reported in our International businesses, which reflect the incremental investments we made in recent years to augment the sales force and expand geographically.

“We continue to make the investments that will propel our business growth throughout 2008, including our strong, ongoing commitment to increasing our R&D spending to competitive levels. We’re also making a number of portfolio management moves that are in line with our strategy to focus our business on core healthcare categories,” Mr. Meelia said.

Results by business segment, along with a description of portfolio management activities, follow.

Medical Devices sales climbed 11% in the first quarter to $1.6 billion from $1.4 billion in the first quarter of the previous year. Sales growth was driven by favorable foreign exchange, which contributed 6 percentage points to the increase, as well as by new products and higher volume. Sales of Endomechanical were well above those of a year ago, paced by Europe and Asia-Pacific, where sales force expansion contributed to the advance. Energy registered strong double-digit growth in the quarter, due to higher sales of vessel sealing and hardware products. Sales of Vascular and Clinical Care both registered double-digit quarterly gains. In the Respiratory category, both Airway & Ventilation and Oximetry & Monitoring sales rose in the quarter, though growth was restrained by increased competitive activity.

Imaging Solutions sales rose 14% to $291 million, compared with $256 million in the prior year’s first quarter. Favorable foreign exchange contributed 4 percentage points to the sales increase. Sales growth was broad-based, as both Radiopharmaceuticals and Contrast Products grew at a double-digit pace in the quarter. The Radiopharmaceutical increase was primarily due to higher technetium generator sales, while Contrast Products benefited from higher sales in Asia-Pacific and Latin America, as well as from the launch of Optimark in Europe late in the quarter.

Pharmaceutical Products sales decreased 2% to $221 million from $225 million in the first quarter of last year. A good increase for Dosage Pharmaceuticals, led by higher sales of both branded and generic products, was more than offset by lower sales of Active Pharmaceutical Ingredients (API). The API decline reflected lower sales of narcotic products.

Medical Supplies sales fell 2% to $217 million from $221 million in the first quarter of the previous year due to lower sales of Original Equipment Manufacturer (OEM) products, including needles and pre-filled syringes, and a decline in traditional wound care sales.

The first-quarter results reflect the classification of the Retail Products segment, as well as the Specialty Chemicals and European Incontinence businesses, as discontinued operations. A definitive agreement to sell the Retail Products business for $335 million was announced in mid-December 2007.

Covidien approved a plan to sell the Specialty Chemicals business, headquartered in Phillipsburg, New Jersey. In fiscal 2007, sales of Specialty Chemicals were $422 million and were included in Covidien’s Pharmaceutical Products segment.

The Company also has approved a plan to sell the European Incontinence business, headquartered in Lille, France. This business, formerly part of Covidien’s Medical Supplies segment, had sales of $109 million in fiscal 2007.

Mr. Meelia said, “Following a thorough review and evaluation of these businesses, we determined that their unique characteristics did not support Covidien’s goal to become the leading global healthcare products company. Our decision to discontinue these businesses is consistent with our strategy to focus the portfolio and reallocate resources to core healthcare businesses.”

Separately, as part of the Company’s effort to globalize segment reporting, all global sales of Radiopharmaceuticals and Contrast Products are now reported in the Imaging Solutions segment. As a result, net sales and operating income for the Medical Devices and Imaging Solutions segments will be revised for all prior periods. This revision reflects the realignment of the Imaging Solutions business outside the U.S. and Europe, previously reported in the Medical Devices segment, into the Imaging Solutions segment. This revision has no impact on the total Company results of operations, financial condition or cash flows.

Revised financial information for 2007, reflecting the change in Imaging Solutions reporting and excluding those businesses now reported as discontinued operations, is now available on our website at http://investor.covidien.com.

FISCAL 2008 OUTLOOK

The Company has updated its fiscal 2008 guidance. This update reflects the stronger than expected first quarter performance, as well as the reclassification of the Retail Products segment, the Specialty Chemicals and European Incontinence businesses to discontinued operations, and the realignment of sales between the Medical Devices and Imaging Solutions segments.

The Company now estimates sales growth for the 2008 fiscal year will be in the 6% - 9% range, including foreign exchange at current rates. Net sales are expected to grow 7% - 10% versus 2007 in the Medical Devices segment, 8% - 11% in Imaging Solutions and 3% - 6% in Pharmaceutical Products. The Company expects sales in Medical Supplies to be about even with 2007. Excluding the impact of one-time items, the operating margin is now expected to be in the 20% - 21% range and we anticipate the effective tax rate will be in the 31% - 33% range for fiscal 2008.

ABOUT COVIDIEN LTD.

Covidien is a leading global healthcare products company that creates innovative medical solutions for better patient outcomes and delivers value through clinical leadership and excellence. Covidien manufactures, distributes and services a diverse range of industry-leading product lines in four segments: Medical Devices, Imaging Solutions, Pharmaceutical Products and Medical Supplies. With 2007 revenue of nearly $9 billion, Covidien has more than 43,000 employees worldwide in 57 countries, and its products are sold in over 130 countries. Please visit www.covidien.com to learn more about our business.

CONTACTS:
Eric Kraus	Coleman Lannum, CFA
Senior Vice President	Vice President
Corporate Communications	Investor Relations
508-261-8305	508-452-4343
eric.kraus@covidien.com	cole.lannum@covidien.com

Bruce Farmer	Wayde McMillan
Director	Director
Financial Communications	Investor Relations
508-452-4372	508-452-4387
bruce.farmer@covidien.com	wayde.mcmillan@covidien.com

CONFERENCE CALL AND WEBCAST

The Company will hold a conference call for investors today, beginning at 8:30 a.m. ET. This call can be accessed three ways:

•	Web – Go to Covidien’s website at www.covidien.com. A replay of the call will be available through February 14 at the same website.

•

Telephone – The dial-in number for participants in the United States is (866)-713-8310. For participants outside the United States, the dial-in number is (617)-597-5308. The access code for both numbers is 96941212.

•

Audio replay – The conference call will be available for replay, beginning at noon ET on February 7, 2008, and ending at 11:59 p.m. on February 14, 2008. The dial-in number for participants in the United States is (888)-286-8010. For participants outside the United States, the replay dial-in number is (617)-801-6888. The replay access code for all callers is 98144838.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including adjusted operating income, adjusted earnings per share and adjusted operating margin, that are considered “non-GAAP” financial measures under applicable Securities & Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Covidien’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Covidien’s business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

The Company presents its operating margin forecast before special items to give investors a perspective on the expected underlying business results. Because the Company cannot predict the amount and timing of such items and the associated charges or gains that will be recorded in the Company’s financial statements, it is difficult to include the impact of those items in the forecast.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or Company actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to satisfaction of closing conditions related to the Retail Products business transaction, the integration of businesses we have acquired or may acquire in the future, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, customers’ capital spending and government funding policies, changes in governmental regulations, the use and protection of intellectual property rights, litigation and exposure to foreign currency fluctuations. These and other factors are identified and described in more detail in our filings with the SEC. We disclaim any obligation to update these forward-looking statements other than as required by law.

Covidien Ltd.

Consolidated and Combined Statements of Income

Quarters Ended December 28, 2007 and December 29, 2006

(dollars in millions, except per share data)

	Quarter Ended December 28, 2007	Percent of Net Sales	Quarter Ended December 29, 2006	Percent of Net Sales
Net sales	$2,316	100.0%	$2,128	100.0%
Cost of products sold	1,077	46.5	1,012	47.6

Gross profit	1,239	53.5	1,116	52.4

Selling, general and administrative expenses	689	29.7	556	26.1
Research and development expenses	78	3.4	60	2.8
In-process research and development charges	12	0.5	8	0.4
Restructuring charges	5	0.2	16	0.8

Operating income	455	19.6	476	22.4

Interest expense	60	2.6	40	1.9
Interest income	(12)	(0.5)	(9)	(0.4)
Other income	(180)	(7.8)	—	—

Income from continuing operations before income taxes	587	25.3	445	20.9

Income taxes	142	6.1	113	5.3

Income from continuing operations	445	19.2	332	15.6

Loss (income) from discontinued operations, net of income taxes	25	1.1	(6)	(0.3)

Net income	$420	18.1	$338	15.9

Basic earnings per share:
Income from continuing operations	$0.89		$0.67
Loss (income) from discontinued operations	0.05		(0.01)
Net income	0.84		0.68

Diluted earnings per share:
Income from continuing operations	$0.89		$0.67
Loss (income) from discontinued operations	0.05		(0.01)
Net income	0.84		0.68

Weighted-average number of shares outstanding: (1)
Basic	498		497
Diluted	502		497

(1)

For the quarter ended December 29, 2006, the common shares outstanding immediately following the Separation were used to calculate basic and diluted earnings per share because no common shares, share options or restricted shares of Covidien were outstanding on or before June 29, 2007.

Covidien Ltd.

Non-GAAP Reconciliations

Quarters Ended December 28, 2007 and December 29, 2006

(dollars in millions, except per share data)

	Quarter Ended December 28, 2007
	Operating income	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$455	$587	$445	$0.89
Adjustments:
In-process research and development charge (1)	12	12	12	0.02
Restructuring charges (2)	5	5	3	0.01
Impact of tax sharing agreement (3)	—	(172)	(172)	(0.34)
Tax matters	—	—	6	0.01

As adjusted	$472	$432	$294	0.59

(1)	Our Medical Devices segment recorded an in-process research and development charge of $12 million in connection with the acquisition of Scandius Biomedical Inc.
(2)	Restructuring charges of $5 million related primarily to severance costs within our Medical Devices segment.
(3)	Other income includes $172 million related to the impact of our tax sharing agreement with Tyco International and Tyco Electronics primarily resulting from the adoption of FIN 48.

	Quarter Ended December 29, 2006
	Operating income	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$476	$445	$332	$0.67
Adjustments:
In-process research and development charge (1)	8	8	8	0.02
Restructuring charges (2)	16	16	10	0.02
Tax matters	—	—	(5)	(0.01)

As adjusted	$500	$469	$345	0.69

(1)	Our Medical Devices segment recorded an in-process research and development charge of $8 million in connection with the acquisition of Airox S.A.
(2)	Restructuring charges of $16 million related primarily to severance costs within our Medical Devices segment.

Covidien Ltd.

Segment and Geographical Sales

Quarters Ended December 28, 2007 and December 29, 2006

(dollars in millions)

	Quarters Ended
	December 28, 2007	December 29, 2006	Percent change	Percent change currency	Operational growth
Medical Devices (1)
United States	$687	$655	5%	—%	5%
Non-U.S.	900	771	17	11	6

	$1,587	$1,426	11	6	5

Imaging Solutions (1)
United States	$179	$165	8%	—%	8%
Non-U.S.	112	91	23	10	13

	$291	$256	14	4	10

Pharmaceutical Products (1)
United States	$197	$208	(5)%	—%	(5)%
Non-U.S.	24	17	41	12	29

	$221	$225	(2)	1	(3)

Medical Supplies (1)
United States	$217	$221	(2)%	—%	(2)%
Non-U.S.	—	—	—	—	—

	$217	$221	(2)	—	(2)

Covidien Ltd. (1)
United States	$1,280	$1,249	2%	—%	2%
Non-U.S.	1,036	879	18	11	7

	$2,316	$2,128	9	5	4

(1)	Sales to external customers are reflected in the regions based on the location of the sales force executing the transaction.

Covidien Ltd.

Select Product Line Sales

Quarters Ended December 28, 2007 and December 29, 2006

(dollars in millions)

	Quarters Ended
	December 28, 2007	December 29, 2006	Percent change	Percent change currency	Operational growth
Medical Devices
Endomechanical (1)	$500	$442	13%	6%	7%
Soft Tissue Repair (2)	129	118	9	7	2
Energy (3)	185	148	25	6	19
Oximetry and Monitoring (4)	152	143	6	3	3
Airway and Ventilation (5)	185	176	5	6	(1)
Vascular (6)	129	117	10	4	6
SharpSafety (7)	113	112	1	2	(1)
Clinical Care (8)	99	90	10	6	4

Imaging Solutions
Radiopharmaceuticals (9)	$135	$118	14%	3%	11%
Contrast (10)	156	138	13	4	9

(1)	Endomechanical includes our laparoscopic instruments and surgical staplers.
(2)	Soft Tissue Repair includes our suture products, mesh products and biosurgery products.
(3)	Energy includes our vessel sealing products, electrosurgical products, ablation products and related capital equipment.
(4)	Oximetry and Monitoring includes our sensors and monitors products and our temperature management products.
(5)	Airway and Ventilation includes our airway products, ventilator products, breathing systems, sleep products and inhalation therapy products.
(6)	Vascular includes our compression products and vascular therapy products.
(7)	SharpSafety includes our needles and syringes products and our sharps disposable products.
(8)	Clinical Care includes our urology products, enteral feeding products and other advanced woundcare products.
(9)	Radiopharmaceuticals includes our radioactive isotopes and associated pharmaceutical products used for the diagnosis and treatment of disease.
(10)	Contrast includes our contrast delivery systems and contrast agents.